UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

_________________________

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

HEALTHCARE AI ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

SUPPLEMENT No. 2 DATED NOVEMBER 25, 2024

TO

PROXY STATEMENT OF

HEALTHCARE AI ACQUISITION CORP

In connection with its

ANNUAL GENERAL MEETING

TO BE HELD ON NOVEMBER 26, 2024

On November 1, 2024, HEALTHCARE AI ACQUISITION CORP (the “Company” or “HAIA”) filed with the Securities and Exchange Commission a definitive proxy statement (the “Proxy Statement”) for its annual general meeting which will be held on November 26, 2024 at 9:00 a.m., New York Time (the “Annual General Meeting”). The Annual General Meeting will be held in person at the offices of Loeb & Loeb LLP at 345 Park Avenue, New York, NY 10154. You can participate in the Annual General Meeting, vote, and submit questions live via telephone, the information for which is available at www.cleartrustonline.com/haia.

(877) 853-5257 (US Toll Free)

(888) 475-4499 (US Toll Free)

International numbers available: https://loeb.zoom.us/u/adv66rBl7u

Conference ID: 587 621 6464

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

This supplement No. 2 (“Supplement No.2”) contains additional information that supplements the Proxy Statement and we urge you to read this Supplement together with the Proxy Statement and the previous supplement filed on November 4, 2024 (“Supplement No.1”). To the extent that the information set forth herein differs from or updates information contained in the Proxy Statement, together with Supplement No. 1, the information set forth herein shall supersede or supplement the information in the Proxy Statement and Supplement No. 1. Defined terms used but not defined herein have the meanings set forth in the Proxy Statement and all page references are to pages in the Proxy Statement.

The Company makes the following amended and supplemental disclosures:

The Company’s Class A ordinary shares and warrants are listed on Nasdaq. Nasdaq IM-5101-2 requires that the Company, a special purpose acquisition company, complete one or more business combinations within 36 months of the effectiveness of its initial public offering registration statement, which, in the case of the Company, would be December 9, 2024. If the Company is unable to complete an initial business combination by December 9, 2024 and seeks to extend beyond such 36-month period, such extension would violate Nasdaq IM-5101-2. Effective on October 7, 2024, Nasdaq Rule 5815 was amended to provide for the immediate suspension and delisting upon issuance of a delisting determination letter to an issuer for failure to meet the requirements of Nasdaq IM5101-02.

Accordingly, the Company will face immediate suspension and delisting of its securities once the Company receives a delisting determination letter from Nasdaq after the 36-month window ends on December 9, 2024. Pursuant to Nasdaq Rule 5815, as amended, Nasdaq may only reverse its delisting determination if it finds that it made a factual error in applying Nasdaq Rule 5815, as amended. If Nasdaq delists the Company’s securities from trading on its exchange and the Company is not able to list its securities on another national securities exchange, we expect the Company’s securities will be quoted on an over-the-counter market.

The Company will file a current report on Form 8-K with each monthly extension, whereby the Sponsor will contribute the lesser of $15,000 or $0.033 per non-redeemed public share per month to extend the time to complete the Proposed Business Combination until May 14, 2025 on a month-to-month basis, commencing on the 14th day of each monthly Extension Period until the earlier of (x) the date of the extraordinary general meeting held in connection with a shareholder vote to approve its initial business combination; (y) the Extended Date and (z) the date that the board determines in its sole discretion to no longer seek an initial business combination.  The funds will continue to be held in the Trust Account which will maintain the investment of the Company’s trust assets (the “Property”) in money market investment products.

In addition, the Company has waived its right to have Continental Stock Transfer & Trust Company, the Trustee, retain $100,000 of interest income earned on the Property to pay for dissolution expenses.

— END OF SUPPLEMENT TO PROXY STATEMENT —

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